EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

LADENBURG THALMANN REPORTS THIRD QUARTER 2009 RESULTS

Revenues up 25% in First Nine Months of 2009 Due to Acquisition
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MIAMI, FL, November 6, 2009 — Ladenburg Thalmann Financial Services Inc. (AMEX: LTS) today announced financial results for the three and nine months ended September 30, 2009.

Third quarter 2009 revenues were $39.25 million, a 26% increase from revenues of $31.27 million in the third quarter of 2008. The Company had a net loss of $3.73 million, or $(0.02) per diluted share, in the third quarter of 2009, compared to a net loss of $5.69 million, or $(0.03) per diluted share, in the comparable 2008 period. Third quarter 2009 results include an increase in Triad Advisors revenues of $10.90 million from the inclusion of Triad Advisors (acquired August 2008) for the full period. The 2009 third quarter results included $1.03 million in professional fee expense and $2.63 million of non-cash charges for depreciation, amortization and compensation expense, while the third quarter 2008 results included $1.56 million in professional fee expense and $2.44 million of non-cash charges for depreciation, amortization and compensation expense.

For the nine months ended September 30, 2009, the Company had revenues of $106.86 million, a 25% increase over revenues of $85.30 million for the comparable 2008 period. The Company had a net loss of $15.13 million, or $(0.09) per diluted share, compared to a net loss of $11.96 million, or $(0.07) per diluted share, in the comparable 2008 period. The 2009 nine month results included an increase in Triad Advisors revenues of $37.52 million from the inclusion for the full period of Triad Advisors. The results for the nine months ended September 30, 2009 included $4.37 million in professional fee expense and $8.08 million of non-cash charges for depreciation, amortization and compensation expense, while the comparable 2008 results included $4.07 million in professional fee expense and $6.85 million of non-cash charges for depreciation, amortization and compensation expense.

Third quarter 2009 EBITDA, as adjusted, was a loss of $191,000, compared to a loss of $1.80 million for the 2008 period. EBITDA, as adjusted, for the nine months ended September 30, 2009 was a loss of $3.46 million, compared to a loss of $1.38 million for the 2008 period. EBITDA, as adjusted, for both periods excludes non-cash compensation expense and other items.

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2009	2008	2009	2008
Total revenues	$39,246	$31,272	$106,861	$85,296
Total expenses	43,066	36,273	121,521	96,501
Pre-tax loss	(3,820)	(5,001)	(14,660)	(11,205)
Net loss	(3,728)	(5,691)	(15,127)	(11,957)
Reconciliation of EBITDA, as adjusted, to net loss:
EBITDA, as adjusted	(191)	(1,802)	(3,456)	(1,384)
Add:
Interest income	11	45	65	189
Income tax benefit	92	—	—	—
Sale of exchange memberships.	—	310	—	310
Less:
Interest expense	(1,014)	(1,118)	(3,186)	(3,474)
Income tax expense	—	(690)	(467)	(752)
Depreciation and amortization expense	(940)	(898)	(2,810)	(2,241)
Non-cash compensation expense	(1,686)	(1,538)	(5,273)	(4,605)

Net loss	$(3,728)	$(5,691)	$(15,127)	$(11,957)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets and non-cash compensation expense is a key metric the Company uses in evaluating its business. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not part of its core operations, such as interest expense, or do not involve a cash outlay, such as stock-related compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

At September 30, 2009, shareholders’ equity was $39.06 million.

Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg’s business continued to gain momentum and we are pleased with our significant quarter-over-quarter improvement in both our capital markets and independent advisor businesses, resulting in nearly break-even EBITDA results for the third quarter. We remain excited about Ladenburg’s prospects as markets continue to normalize and our ability to capitalize on growth opportunities in both sides of our business.”

Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “During the quarter, we saw a substantial increase in capital markets activity, placing eight registered direct and PIPE offerings which raised approximately $80 million for clients in healthcare, biotechnology and other industries. We also grew our independent advisory business to approximately 1,000 advisors, and now have approximately $19 billion of client assets firm-wide. As Ladenburg becomes a more diversified financial services company, we continue to selectively add intellectual capital and expand our offerings to better serve our clients.”

Deferred Underwriting Compensation

In connection with Ladenburg’s underwriting of SPAC offerings, Ladenburg receives compensation that includes normal discounts and commissions, as well as deferred fees payable to Ladenburg upon a SPACs completion of a business transaction. Such deferred fees and their related expenses are not reflected in the Company’s results of operations until the underlying business combinations have been completed and the fees have been irrevocably earned. Generally, these fees may be received within 24 months from the respective date of the offering, or not received at all if no business combination transactions are consummated during such time period. SPACs are experiencing significant difficulty in recent periods in obtaining shareholder approval of business combination transactions because, among other factors, many of their shareholders hold common stock trading at a discount to the cash amount per share held in trust. Also, there have not been any new underwritings of SPAC initial public offerings since the third quarter of 2008. During the three and nine months ended September 30, 2009, Ladenburg received deferred fees of $550,000 and $3.58 million, respectively, and incurred commissions and related expenses of $216,000 and $1.47 million, respectively. As of September 30, 2009, Ladenburg had unrecorded potential deferred fees for SPAC transactions of approximately $10.14 million which, net of expenses, amounted to approximately $6.01 million. If SPACs continue to experience difficulty in completing business combination transactions, Ladenburg may not be able to record these deferred fees and any deferred fees received may be reduced in connection with the completion of such transactions.

About Ladenburg

Ladenburg Thalmann Financial Services is engaged in investment banking, equity research, institutional sales and trading, independent brokerage and advisory services and asset management services through its principal subsidiaries, Ladenburg Thalmann & Co. Inc., Investacorp, Inc. and Triad Advisors, Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals. Investacorp, Inc., a leading independent broker-dealer headquartered in Miami Lakes, Florida, has been serving the independent registered representative community since 1978 and has approximately 500 independent financial advisors nationwide. Founded in 1998, Triad Advisors, Inc. is a leading independent broker-dealer and registered investment advisor headquartered in Norcross, Georgia that offers a broad menu of products, services and total wealth management solutions to approximately 450 independent financial advisors nationwide. Ladenburg Thalmann Financial Services is based in Miami, Florida. Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; Lincolnshire, Illinois; Los Angeles, California; and Princeton, New Jersey.  For more information, please visit www.ladenburg.com.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial results, statements regarding future growth, statements regarding growth of the independent brokerage area, statements regarding potential acquisitions and recruiting, statements regarding our market position and statements regarding our investment banking business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008, as amended, and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Commissions and fees	$32,788	$25,130	$88,400	$64,617
Investment banking	3,077	4,178	8,750	13,385
Asset management	502	666	1,408	2,150
Principal transactions	709	(609)	882	(452)
Interest and dividends	487	982	2,344	3,003
Unrealized loss on NYSE Euronext restricted common stock	—	(111)	—	(111)
Other income	1,683	1,036	5,077	2,704

Total revenues	$39,246	$31,272	$106,861	$85,296

Expenses:
Commissions and fees	$23,099	$15,126	$62,439	$39,237
Compensation and benefits	10,843	11,198	29,743	31,685
Non-cash compensation	1,686	1,538	5,273	4,605
Brokerage, communication and clearance fees	1,663	1,638	5,110	3,877
Rent and occupancy, net of sublease revenue	480	917	2,589	1,967
Professional services	1,033	1,563	4,370	4,071
Interest	1,014	1,118	3,186	3,474
Depreciation and amortization	940	898	2,810	2,241
Other	2,308	2,277	6,001	5,344

Total expenses	$43,066	$36,273	$121,521	$96,501

Loss before income taxes	(3,820)	(5,001)	(14,660)	(11,205)
Income tax (benefit) expense	(92)	690	467	752

Net loss	$(3,728)	$(5,691)	$(15,127)	$(11,957)

Net loss per common share (basic and diluted).	$(0.02)	$(0.03)	$(0.09)	$(0.07)

Weighted average common shares used in computation of per share data:
Basic	167,624,573	167,303,935	168,875,151	163,850,741

Diluted	167,624,573	167,303,935	168,875,151	163,850,741